10.2
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Task Order Number One
to Master Services Agreement Between
Corcept Therapeutics Inc. and Optime Care. Inc.
This Task Order Number One (the “Task Order”) is effective as of August 4, 2017 pursuant to, and as a part of, that certain Distribution Services Agreement (the “Agreement”) effective August 4, 2017 between Corcept Therapeutics Inc. (“Corcept”) and Optime Care, Inc. (“Optime”).

Product	For the purposes of this Task Order, “Product” means Korlym® and any other medication sold by Corcept for the treatment of patients with hypcrcortisolism.
Territory	The United States of America
Optime Project Director	[**]
Corcept Representative	[**]
Optime Personnel	Optime will provide a team of skilled professionals sufficient to perform the Services (the “Optime Team”), as set forth in Exhibit 1. Optime may [**], provided it gives Corcept [**].
SOPs and Financial Controls
The SOPs and Financial Controls Optime will implement in connection with the Services are listed in Exhibit 2. Optime may [**], provided it [**]. Optime shall provide Corcept with full documentation for all SOPs and Financial Controls applicable to the Services.

Services Performed and Key Performance Metrics
Pharmacy and related patient and physician support and financial reporting services (the “Services”).
Corcept and Optime understand and agree that the effectiveness of the Services can be measured by reference to the key performance metrics set forth in Exhibit 3 to this Task Order (the “KPMs”). Optime will use [**] to meet or exceed the KPMs. Corcept will provide Optime with such data as Optime reasonably requires to gauge its performance with respect to the KPMs and make improvements where appropriate. Corcept may [**], provided it [**].

Project Schedule and Termination Date	Start Date: On or about August 7. 2017. Termination Date: Five years, unless terminated earlier as set forth in the Agreement.
Services Fees	Unless the Parties agree otherwise, Corcept shall pay Optime Fees as set forth in Exhibit 4 to this Task Order and pursuant to the terms in the Agreement.
Product Complaint Contact	Optime: Corcept Team Pharmacist (attn. [**]) [**] Corcept: Director, Quality Assurance (attn. [**]); [**]
Adverse Event Contact	Optime: Corcept Team Pharmacist (attn. [**]) [**] Corcept: Ashfteld Pharmacovigilance [**]

In Witness Whereof, the Parties have caused this Task Order to be executed by their duly authorized representatives. The Parties acknowledge that the date of signature may not be the effective date of this Task Order.

CORCEPT THERAPEUTICS INCORPORATED		OPTIME CARE, INC.

By:	/s/ Charles Robb	By:	/s/ Donovan J. Quill

Name:	Charles Robb	Name:	Donovan J. Quill

Title:	Chief Financial Officer	Title:	President and CEO

Date:	August 3, 2017	Date:	August 3, 2017

Exhibit 1
Optime Team
Optime will dedicate a team whose sole responsibilities will be performing the Services set forth in the Agreement and Task Order One. The team will consist of personnel filling the following roles:
One Team Vice President. The Team Vice President will manage the day-to-day operations of the team and be responsible for all activities related to the Services. [**] will fill this role.
[**] Care Coordinators. Care Coordinators will be the primary points of contact for patients and prescribing physicians, with responsibilities including patient welcoming, all reimbursement activities, and coordination of medication delivery. The Care Coordinator team will consist of [**].
One Team Pharmacist. The Team Pharmacist will fulfill all pharmacy duties related to the Services, including, but not limited to, patient counseling, adverse event reporting, product distribution and clinical education. [**] will be the Team Pharmacist.
As provided in Section 6 of the Agreement and in Task Order One, [**]. The parties agree to amend and restate this Exhibit 1 promptly if there is a change to the Optime Team.

Exhibit 2
Financial Controls
[**]

Exhibit 2
Standing Operating Procedures
[**]

Exhibit 3
Key Performance Metrics
[**]

Exhibit 4
Service Fees
[**]